EXHIBIT 99.3
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           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                  AS ADOPTED PURSUANT TO SECTION 906
                   OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Annual Report of Banyan Strategic Realty Trust (the "Company") on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report)"), I, Joel L. Teglia, Executive Vice President and Chief Financial Officer of the Company through January 3, 2003; currently, Consultant to the Liquidating Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that I believe that:

     (1) The Report fully complies with the requirements of section 13(a) or (15) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the net assets in liquidation and the changes in net assets in liquidation of the Company.





February 7, 2003                  /s/ Joel L. Teglia
                                  --------------------------------------
                                  JOEL L. TEGLIA
                                  Executive Vice President and
                                  Chief Financial Officer through 1/3/03
                                  Currently, Consultant to the
                                  Liquidating Trust